UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2022, Orgenesis Inc. (referred to herein as “us,” “our,” or the “Company”) entered into a convertible loan agreement (the “Convertible Loan Agreement”) with Southern Israel Bridging Fund Two, LP (the “Lender,” and together with the Company, the “Parties”), pursuant to which the Lender loaned the Company $5,000,000 (the “Loan Amount”). Interest is calculated at 6% per annum (based on a 365-day year) and is payable, along with the principal, on or before August 17, 2023 (the “Maturity Date”). The Maturity Date may be extended by the Lender in the Lender’s sole and absolute discretion and any such extension(s) shall be in writing signed by the Parties. The Loan Amount and all accrued but unpaid interest thereon (collectively, the “Outstanding Amount”) may be prepaid by the Company in whole or in part at any time or at the Lender’s option, following any financing by the Company pursuant to which gross proceeds to the Borrower exceed $13,125,000.

At any time prior to or on the Maturity Date, the Lender may provide us with written notice to convert all or part of the loan into shares of our common stock at a conversion price equal to $4.50 per share (subject to adjustment for certain capital events, such as stock splits) (the “Conversion Price”).

In the event the closing price of our common stock on the Nasdaq Capital Market (or other national stock exchange or market on which our common stock is then listed or quoted) equals or exceeds $15.00 per share (which amount may be adjusted for certain capital events, such as stock splits) for ten (10) consecutive trading days, then the Lender must convert any and all accrued but unpaid interest into shares of our common stock at the applicable Conversion Price.

In connection with such loan, the Company agreed to issue the Lender a warrant (the “Warrant”) representing the right to purchase 277,778 shares of our common stock (which is 25% of the shares of our common stock into which the loan is initially convertible at the Conversion Price), at an exercise price per share of $4.50 per share. Such Warrant will be exercisable at any time beginning six months and one day after the closing date and ending 36 months after the closing date.

The Warrant issued to the Lender in connection with the convertible loan is subject to a mandatory exercise wherein the Company shall have the right to require the Lender to exercise all or any portion of the Warrant that is still unexercised for a cash exercise when our common stock on the Nasdaq Capital Market equals or exceeds $15.00 per share (which amount may be adjusted for certain capital events, such as stock splits) for ten (10) consecutive trading days.

The convertible loan and the shares of common stock issuable upon conversion of the convertible loan, the Warrant and the shares of common stock issuable upon exercise of such Warrant, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Lender is acquiring the securities for investment and acknowledged that it is an accredited investor as defined by Rule 501 under the Securities Act. The convertible loan, the Warrant and the shares of common stock issuable upon conversion of the convertible loan and upon exercise of the Warrant may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

The foregoing summaries of the Convertible Loan Agreement and form of Warrant do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such documents attached as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included under Item 1.01 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Form of Warrant
10.1	Convertible Loan Agreement, dated May 17, 2022, by and among the Company and Southern Israel Bridging Fund Two, LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: May 17, 2022	By:	/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and
Secretary